UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

 _______________________________________________________________________________________________________________________________________________________________________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):		January 28, 2014

HYSTER-YALE MATERIALS HANDLING, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	000-54799	31-1637659
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5875 LANDERBROOK DRIVE, SUITE 300, CLEVELAND, OHIO		44124-4069
(Address of principal executive offices)		(Zip code)

(440) 449-9600
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Non-Equity Incentive Compensation Plan

On January 28, 2014, the Compensation Committee of the Board of Directors of Hyster-Yale Materials Handling, Inc., referred to as Hyster-Yale, adopted an amendment and restatement of the NACCO Materials Handling Group, Inc. Long-Term Incentive Compensation Plan, referred to as the NMHG LTIP. The NMHG LTIP provides non-equity incentive compensation benefits for key employees of Hyster-Yale's subsidiaries.

The amendment and restatement does not change how the NMHG LTIP awards are calculated or increase the benefits that are provided under the NMHG LTIP. Awards under the NMHG LTIP are made to participants for performance periods of one or more years (or portions thereof) in amounts determined pursuant to performance goals and a formula that are based upon specified performance objectives. Final incentive awards under the NMHG LTIP for a performance period are calculated based on actual performance for the performance period compared to the performance objectives established by the Compensation Committee for such performance period. Once the final amount of an award is calculated by the Compensation Committee, it is credited to a separate sub-account established for each participant. Except in the event of death, disability, retirement, a change in control (as defined in the NMHG LTIP), each sub-account is paid within 90 days of the third anniversary of the grant date of the award (which is the January 1st following the end of a performance period).

The amendment and restatement of the NMHG LTIP eliminates non-substantive provisions that are no longer relevant and changes the method of calculating interest on the awards that are credited to the participants' sub-accounts under the NMHG LTIP. Current interest credits are based on a rate that is calculated with reference to Hyster-Yale's return on total capital employed, referred to as ROTCE, for the year, with a minimum of 5% and a maximum of 14%. Effective as of January 1, 2014, interest credits under the NMHG LTIP will be calculated each year based on a rate determined with reference to the final payout percentage of the NMHG LTIP for the year, with a minimum of 2% and a maximum of 14%.

Changes to Frozen Executive Retirement Plan

On January 28, 2014, the Hyster-Yale Compensation Committee adopted an amendment and restatement of the NACCO Materials Handling Group, Inc. Unfunded Benefit Plan, referred to as the Frozen Unfunded Plan.

The Frozen Unfunded Plan provides non-qualified retirement benefits for the benefit of Michael P. Brogan, the Vice Chairman and Chief Executive Officer of NACCO Materials Handling Group, Inc., Hyster-Yale's U.S. operating subsidiary, referred to as NMHG, and Colin Wilson, the President, Chief Operating Officer and President, Americas of NMHG. The account balances of Messrs. Brogan and Wilson under the Frozen Unfunded Plan were permanently frozen effective December 31, 2007. They receive annual interest payments under the plan and their frozen account balances will be paid at the earliest of death, a change in control (as defined in the plan) or six-months following their termination of employment.

The restatement eliminates non-substantive provisions that are no longer relevant and changes the method of calculating interest on the frozen account balances. The current interest credits are based on a rate that is equal to the ROTCE return for the year, with a minimum of 5% and a maximum of 14%. Effective as of January 1, 2014, interest credits under the Frozen Unfunded Plan will be calculated each year based on a rate determined with reference to the final payout percentage of the NMHG LTIP for the year, with a minimum of 2% and a maximum of 14%.

The NMHG LTIP and the Frozen Unfunded Plan are included as exhibits to this Current Report on Form 8-K as Exhibits 10.1 and 10.2, respectively, and are hereby incorporated into this Item 5.02 by reference. The foregoing summary is qualified in its entirety by reference to the full text of the exhibits.

Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit No.	Exhibit Description
10.1	NACCO Materials Handling Group, Inc. Long-Term Incentive Compensation Plan (Amended and Restated Effective as of January 1, 2014)
10.2	NACCO Materials Handling Group, Inc. Unfunded Benefit Plan (Amended and Restated Effective as of January 1, 2014)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	January 29, 2014		HYSTER-YALE MATERIALS HANDLING, INC.

		By:	/s/ Charles A. Bittenbender
Name: Charles A. Bittenbender
Title: Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit Description
10.1	NACCO Materials Handling Group, Inc. Long-Term Incentive Compensation Plan (Amended and Restated Effective as of January 1, 2014)
10.2	NACCO Materials Handling Group, Inc. Unfunded Benefit Plan (Amended and Restated Effective as of January 1, 2014)